UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2020

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notes Offering

On June 23, 2020, Healthpeak Properties, Inc., a Maryland corporation (the “Company”), completed its underwritten offering (the “Offering”) of $600,000,000 aggregate principal amount of the Company’s 2.875% Senior Notes due 2031 (the “2031 Notes”). The net proceeds from the Offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by the Company, are approximately $590,850,000, which the Company intends to use (i) to fund the redemption, prior to their stated maturity date, of all $300,000,000 aggregate principal amount of its 3.15% senior notes due August 2022 that are outstanding, and the payment of accrued interest and related fees, premiums and expenses in connection therewith and (ii) to fund the purchase price for its previously announced tender offer to purchase for cash a portion of its 4.250% senior notes due November 2023 and the payment of accrued interest and related fees, premiums and expenses in connection therewith. The Company intends to use any remaining net proceeds for general corporate purposes, including repayment of any outstanding borrowings under its revolving credit facility (without any permanent reductions in the commitments thereunder) and/or to repay any outstanding commercial paper.

The 2031 Notes are governed by the terms of the Indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2012, as supplemented by the Tenth Supplemental Indenture, dated as of June 23, 2020 (the “Supplemental Indenture”), between the Company and the Trustee, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The 2031 Notes will mature on January 15, 2031 and the Company will pay interest on the 2031 Notes semi-annually in arrears on January 15 and July 15, beginning on January 15, 2021. The 2031 Notes will be the Company’s senior unsecured obligations and will be equal in right of payment with all of the Company’s existing and future senior indebtedness. The 2031 Notes will be effectively junior to all existing and future secured indebtedness to the extent of the collateral securing that indebtedness.

Prior to October 15, 2030, the Company may redeem all or part of the 2031 Notes at any time or from time to time in part at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2031 Notes being redeemed on that redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such Notes matured on October 15, 2030, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the date of redemption. In addition, on or after October 15, 2030, the Company may at its option redeem the 2031 Notes at any time in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The 2031 Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (333-225318), originally filed with the Commission on May 31, 2018.  The description of the Base Indenture, the Supplemental Indenture and the 2031 Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the 2031 Notes. Copies of the Supplemental Indenture and the form of the 2031 Notes are filed as exhibits hereto, and a copy of the Base Indenture has been previously filed, and each is incorporated by reference herein.

Tender Offer

On June 23, 2020, the Company announced the early tender results and pricing for its previously announced tender offer to purchase for cash up to an aggregate principal amount of $250,000,000 (the “Aggregate Maximum Tender Amount”) of its 4.250% Senior Notes due 2023 (the “2023 Notes”). The tender offer is being made exclusively pursuant to an offer to purchase, dated June 9, 2020, as amended on June 9, 2020, which set forth the terms and conditions of the tender offer.

In order to receive additional consideration for tendering early, holders of Notes must have validly tendered and not validly withdrawn their Notes prior to or at 5:00 p.m., New York City Time, on June 22, 2020 (the “Early Tender Time”). At the Early Tender Time, holders had validly tendered and not validly withdrawn approximately $264,517,000 of the $550 million aggregate principal amount outstanding of the 2023 Notes.

Because the aggregate principal amount of the 2023 Notes validly tendered and not validly withdrawn exceeds the Aggregate Maximum Tender Amount, the Company will not accept for purchase all of the 2023 Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the Aggregate Maximum Tender Amount of those Notes. Accordingly, the 2023 Notes validly tendered and not validly withdrawn will be subject to proration. The Company will use a proration rate of approximately 95% for the 2023 Notes. The 2023 Notes tendered by a holder will be multiplied by the proration rate and then rounded down to the nearest $1,000 increment.

Since the Tender Offer for the 2023 Notes was fully subscribed as of the Early Tender Time, the Company will not accept for purchase any Notes validly tendered after the Early Tender Time.

The tender offer will expire at 12:00 midnight, New York City Time, at the end of July 7, 2020, unless earlier terminated.

Copies of the press releases announcing the early tender results and pricing, respectively, of the tender offer, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated in this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are being filed herewith:

No.	Description
4.1	Tenth Supplemental Indenture, dated as of June 23, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 2.875% Senior Notes due 2031 (included in Exhibit 4.1)
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	Press Release Announcing Early Tender Results, dated June 23, 2020
99.2	Press Release Announcing Pricing, dated June 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2020	Healthpeak Properties, Inc.
(Registrant)

	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Executive Vice President and Chief Financial Officer

5